EXHIBIT 5.1

Meretsky Law Firm Barristers & Solicitors

121 King Street West, Suite 2150, Toronto, Ontario, Canada M5H 3T9

Tel: (416) 943-0808 Fax: (416) 943-0811 www.meretsky.com

January 3, 2025

Sphere 3D Corp.
4 Greenwich Office Park

243 Tresser Blvd., 17th Floor

Stamford, CT 06901

Dear Sirs/Mesdames:

Re: Sphere 3D Corp. - Registration Statement on Form S-3 (File No. 333-269663)

We have acted as Canadian special counsel to Sphere 3D Corp. (the “Company”), a corporation amalgamated under the Business Corporations Act (Ontario) (the “"OBCA”), in connection with the issuance and sale by the Company of up to $8,000,000 of the Company’s Common Shares (the “Placement Shares”), to be issued by the Company under that certain Sales Agreement dated January 3, 2025 (the “Agreement”) between the Company and A.G.P./Alliance Global Partners (the “Sales Agent”) from time-to-time at the election of the Company pursuant to the Agreement.

The Shares are being registered under the above-referenced Registration Statement (the “Registration Statement”) as filed with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “US Securities Act”), including the base prospectus forming a part of such Registration Statement dated October 10, 2024 (the “Base Prospectus”), and the prospectus supplement thereto dated January 3, 2025 (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”).

For the purposes of this opinion, we have examined a copy of the Registration Statement and the Prospectus, but have not participated in the review and preparation of the Prospectus. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of and relied upon the following documents (collectively, the "Corporate Documents"):

(a) the articles and by-laws of the Company;

(b) certain resolutions of the Company's directors and shareholders;

(c) a certificate of status dated January 3, 2025 of the Company issued by the Ministry of Public and Business Service Delivery of the Government of Ontario pursuant to the OBCA, which we assume remains in full force and effect unamended; and

(d) a certificate of an officer of the Company as to certain factual matters dated January 3, 2025, which we assume remains in full force and effect unamended (the “Officer's Certificate”).

We also have reviewed such other documents, and have considered such questions of law, as we have deemed relevant and necessary as a basis for the opinion expressed herein. We have relied upon the Corporate Documents without independent investigation of the matters provided for therein for the purpose of providing our opinion expressed herein.

In examining all documents and in providing our opinion expressed herein we have assumed that:

(a) all individuals had the requisite legal capacity;

(b) all signatures are genuine;

(c) all documents submitted to us as originals are complete and authentic and all photostatic, certified, telecopied, notarial or other copies conform to the originals;

(d) all facts set forth in the official public records, certificates and documents supplied by public officials or otherwise conveyed to us by public officials are complete, true and accurate; and

(e) all facts set forth in the certificates supplied by the respective officers and directors, as applicable, of the Company including, without limitation, the Officer's Certificate, are complete, true and accurate.

Our opinion is expressed only with respect to the laws of the Province of Ontario (the "Jurisdiction") and the federal laws of Canada applicable therein. Any reference to the laws of the Jurisdiction includes the laws of Canada that apply in the Jurisdiction.

Our opinion is expressed with respect to the laws of the Jurisdiction in effect on the date of this opinion. We have no responsibility or obligation to: (a) update this opinion, (b) take into account or inform the addressee or any other person of any changes in law, facts or other developments subsequent to this date that do or may affect the opinion we express, or (c) advise the addressee or any other person of any other change in any matter addressed in this opinion, nor do we have any responsibility or obligation to consider the applicability or correctness of this opinion to any person other than the addressee.

Where our opinion refers to any of the Placement Shares as being issued as being "fully-paid and non-assessable", such opinion assumes that all required consideration (in whatever form) has been paid or provided and no opinion is expressed as to the adequacy of any such consideration paid or provided.

Based and relying upon the foregoing, we are of the opinion that the Placement Shares have been duly authorized, and when issued against payment therefor as set forth in the Agreement will be validly issued, fully paid, and non-assessable.

This opinion has been prepared for your use in connection with the Registration Statement and is expressed as of the date hereof. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Registration Statement or the Placement Shares.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under the US Securities Act or the Rules. This opinion may not be quoted from or referred to in any documents other than the Registration Statement as provided for herein without our prior written consent.

Yours truly,

/s/ Meretsky Law Firm